GRAIL, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of GRAIL, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents, affiliates or subsidiaries, unless determined by the Board to be ineligible to receive compensation under this Program (each, an “Eligible Director”), who may be eligible to receive such cash or equity compensation, unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company.
This Program shall become effective upon the Effective Date (as defined below), and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards once granted pursuant to Section 2 of this Program. For purposes of this Program, the “Effective Date” shall mean June 25, 2024.
1.Cash Compensation.
a.Annual Retainers. Each Eligible Director shall be eligible to receive an annual cash retainer of $50,000 for service on the Board.
b.Additional Annual Retainers. An Eligible Director shall be eligible to receive the following additional annual cash retainers, as applicable:
(i)Audit Committee Chairperson. An Eligible Director serving as Chairperson of the Audit Committee shall be eligible to receive an additional annual retainer of $20,000 for such service.
(ii)    Audit Committee Member. An Eligible Director serving as a non-Chairperson member of the Audit Committee shall be eligible to receive an additional annual retainer of $10,000 for such service.
(iii)    Compensation Committee Chairperson. An Eligible Director serving as Chairperson of the Compensation Committee shall be eligible to receive an additional annual retainer of $15,000 for such service.
(iv)    Compensation Committee Member. An Eligible Director serving as a non-Chairperson member of the Compensation Committee shall be eligible to receive an additional annual retainer of $7,500 for such service.
(v)    Nominating and Governance Committee Chairperson. An Eligible Director serving as Chairperson of the Nominating and Governance Committee shall be eligible to receive an additional annual retainer of $10,000 for such service.

(vi)    Nominating and Governance Committee Member. An Eligible Director serving as a non-Chairperson member of the Nominating and Governance Committee shall be eligible to receive an additional annual retainer of $5,000 for such service.
(vii)    Lead Independent Director. An Eligible Director serving as the Lead Independent Director shall be eligible to receive an additional annual retainer of $35,000 for such service.
(viii)    Non-Executive Board Chair. An Eligible Director serving as the Non-Executive Board Chair shall be eligible to receive an additional annual retainer of $50,000 for such service.
c.Payment of Retainers. Except as may otherwise be provided pursuant to a valid and timely deferral election (a “Deferral Election”) in accordance with the terms of any deferred compensation plan that may be adopted by the Company for Eligible Directors in the future (any such plan, a “DCP”), if applicable, the annual cash retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter. In the event an Eligible Director does not serve as a director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable.
2.Equity Compensation.
a.General. Eligible Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2024 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of equity awards hereby are subject in all respects to the terms of the Equity Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Plan.
b.Initial Awards. Each Eligible Director who is serving on the Effective Date or who is initially elected or appointed to serve on the Board on or after the Effective Date shall be granted a Restricted Stock Unit award with a value of $450,000 (each, an “Initial Award”), determined in accordance with Section 2(d)(i) below. Each Initial Award automatically shall be granted on the later of the Effective Date or the date on which such Eligible Director is appointed or elected to serve on the Board (the “Election Date”). Each Initial Award shall vest as to one-third of the Shares subject to such award on the first three anniversaries of such Election Date, subject to the Eligible Director’s continued service through the applicable vesting date.
c.Annual Awards. An Eligible Director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders (the “Annual Meeting”) for any calendar year beginning with calendar year 2025 automatically shall be granted (A) a Restricted Stock Unit award with a value of $250,000 (an “Annual Award” and, together with the Initial Awards, the “Director Awards”), determined in accordance with Section 2(d)(i) below; provided, however, that for each

Eligible Director who has served for less than six months, the Annual Awards shall be pro-rated by multiplying the number of shares subject to the Annual Award by a fraction, the numerator of which is the number of days of such Eligible Director’s Board service through and including the annual meeting date and the denominator of which is the number of days since the immediately preceding Annual Meeting through and including the Annual Meeting at which the Annual Award is granted. Each Annual Award shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next Annual Meeting following the grant date, subject to continued service through the applicable vesting date.
d.Provisions Applicable to Awards. With respect to any Director Award granted under this Program:
(i)    The number of Restricted Stock Units subject to an Initial Award and/or Annual Award shall be determined by dividing the value of the Initial Award or Annual Award (as applicable) by the Fair Market Value of the Company’s Common Stock on the grant date rounded down to the nearest whole share.

(ii)    An Eligible Director’s Director Award(s) shall vest in full immediately prior to the occurrence of a Change in Control, to the extent outstanding at such time, if the Eligible Director will not become, as of immediately following such Change in Control, a member of the board of the Company or the ultimate parent of the Company.

(iii)     Except as may otherwise be provided pursuant to a valid and timely Deferral Election under the DCP, if applicable, Restricted Stock Units subject to Director Awards that vest will be paid in Shares as soon as administratively practicable after the vesting of the applicable Restricted Stock Unit, but in no event later than March 15 of the year following the year in which the Restricted Stock Unit’s vesting date occurs.

3.Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee Director compensation set forth in the Equity Plan, as in effect from time to time.
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